CliftonLarsonAllen LLP
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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (No. 333-32296) on Form S-8 of our report, dated June 29, 2022, with respect to the statement of net assets available for benefits as of December 31, 2021, appearing in the Annual Report on Form 11-K of Rent-A-Center, Inc. 401(k) Retirement Savings Plan for the year ended December 31, 2022.

CliftonLarsonAllen LLP

CliftonLarsonAllen LLP

Green Bay, Wisconsin
June 20, 2023